Exhibit 99.1

Silexion Therapeutics Reports Full Year 2024 Financial Results
and Provides Business Update

Significant progress in preclinical pipeline targeting KRAS-driven solid tumor cancers with systemic administration demonstrating robust anti-tumor and anti-metastasis activity in orthotopic mouse models; Recent funding strengthens the company’s ability to deliver long term value

Grand Cayman, Cayman Islands, March 18, 2025 -- Silexion Therapeutics Corp. (NASDAQ: SLXN) ("Silexion" or the "Company"), a clinical-stage biotechnology company pioneering RNA interference (RNAi) therapies for KRAS-driven cancers, today reported its financial results for the fourth quarter and full year ended December 31, 2024, and provided a corporate update.

Ilan Hadar, Chairman and CEO of Silexion, commented: “2024 was a transformative year for Silexion, marked by our Nasdaq listing and the advancement of our clinical and preclinical pipeline. Over the past year, we made important progress, culminating in significant milestones especially for our second-generation candidate SIL204. In early 2025, we reported breakthrough findings from orthotopic pancreatic cancer models demonstrating SIL204’s ability to significantly reduce both primary tumor burden and metastatic spread. These results reinforce SIL204’s potential as a novel therapeutic for KRAS-driven cancers, bringing us closer to clinical development. We remain focused on advancing SIL204 towards trials and expanding its potential applications to address unmet needs in oncology.”

Recent Business and Clinical Highlights

●
Merger Completion: On August 15, 2024, Silexion completed its business combination with Moringa Acquisition Corp, becoming a publicly traded company on Nasdaq under the ticker “SLXN.” This strategic milestone provides Silexion with greater access to capital to advance its clinical pipeline

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Clinical Program Progress: The Company's first-generation candidate, LODER™, has previously demonstrated promise in clinical settings for non-resectable pancreatic cancer. As previously reported on September 24, 2024, the Phase 2 trial of LODER showed a 56% objective response rate (ORR) in patients with KRAS G12D/V mutations, with tumor resectability improving to 67% for some non-resectable cases. The trial data underscore LODER’s potential to improve surgical outcomes and overall survival for patients with locally advanced pancreatic cancer (LAPC).

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Significant Preclinical Advancements for SIL204: As previously reported, SIL204 exhibited a marked reduction in tumor growth following systemic administration in preclinical pancreatic cancer models. The latest SIL204-microparticle optimized extended-release formulation was shown to inhibit tumor growth and induce necrosis of the human pancreatic cell line bearing the KRAS G12D mutation xenotransplanted into mice. Since then, Silexion has continued to make significant preclinical advancements. In January 2025, data confirmed that a single systemic dose of SIL-204 maintained effective drug levels for over 56 days, supporting its potential for long-term therapeutic exposure. Building on this progress, February 2025 marked the completion of Silexion’s first study in orthotopic pancreatic cancer models, which better simulate human disease progression. March 2025 results confirmed that systemically administered SIL-204 significantly reduced both primary tumor burden and metastatic spread to secondary organs, including the liver, intestine, spleen, and stomach.

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Advancing Toward SIL204 Clinical Trials: As previously reported on October 1, 2024, Silexion is preparing SIL204 for toxicology studies, with plans to initiate Phase 2/3 clinical trials by the first half of 2026, targeting LAPC.

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Exploring Colorectal Cancer Applications: In parallel, the Company plans to initiate preclinical studies for SIL204 in colorectal cancer models, expanding its potential applications across additional KRAS-driven cancers, as previously reported on October 1, 2024.

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Board Appointments: In December 2024, Prof. Amnon Peled was appointed to the Board of Directors. Prof. Peled is a renowned expert in cancer therapeutics and a globally recognized scientific authority who has been involved in multiple successful publicly traded bio-pharma companies.

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Strengthened Financial Position: During 2024, the Company utilized its Equity Line of Credit (ELOC), raising approximately $3.1 million in net proceeds to support its development and growth. Notably, after the reporting date, Silexion successfully received further funding through a previously announced priced offering, a warrant inducement transaction, and warrant exercises, together totaling approximately $9.1 million in gross proceeds (approximately $7.9 million net of transaction costs), extending the Company's operational runway.

Mirit Horenshtein Hadar, Chief Financial Officer of Silexion, commented: "Our transition to a publicly traded company in 2024 provided critical access to capital that has allowed us to advance our clinical pipeline. The recent successful financings, including those in early 2025, further reinforce our ability to support ongoing and upcoming development initiatives. With a strengthened financial foundation, we remain focused on executing our strategic objectives and driving long-term growth."

Full Year 2024 Financial Highlights

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Cash Position: Cash and cash equivalents as of December 31, 2024, were $1.2 million, compared to $4.6 million as of December 31, 2023. The decrease reflects ongoing operational expenses and strategic investments in clinical development. Since the reporting date, the Company has successfully received further funding through a previously announced priced offering, warrant inducement transaction, and warrant exercises, together totaling approximately $9.1 million in gross proceeds (approximately $7.9 million net of transaction costs).

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Operating Expenses: Total operating expenses for 2024 were $12.6 million, compared to $4.7 million in 2023. This increase includes significant one-time expenses related to the business combination and becoming a public company, including, among others, $5.8 million in share-based compensation associated with the business combination. Research and development expenses increased by $2.1 million to $5.8 million (compared to $3.7 million in 2023), primarily due to $2.3 million in one-time non-cash share-based compensation expenses related to employee grants issued at the time of the business combination in August 2024, and a $0.3 million increase in payroll expenses, partially offset by a $0.6 million decrease in subcontractors and consultants expenses. General and administrative expenses increased by $5.8 million to $6.8 million (compared to $1.0 million in 2023), with $3.4 million attributable to one-time non-cash share-based compensation, $1.2 million in one-time professional services costs for legal, accounting, and other expenses directly associated with becoming a public company, and $0.9 million in increased payroll expenses. Additionally, in March 2025, the Company entered into an agreement to retire a promissory note through a combination of cash and share issuances, and completed the retirement of the promissory note on March 18, 2025.

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Financial Expenses: Financial expenses, net for 2024 were $3.9 million, compared to $0.4 million in 2023, an increase of $3.5 million. This increase was primarily driven by a one-time loss of $4.8 million upon entering the business combination , partially offset by a $1.2 million increase in revaluation income from financial instruments (warrants, promissory notes and ELOC).

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Net Loss: Net loss for 2024 was $16.5 million, compared to $5.1 million in 2023. This increase was primarily driven by higher general and administrative expenses (including a significant increase in non-cash share-based compensation in the amount of $5.7 million), increased research and development investments, and one-time financial expenses of $4.8 million related to the Company's business combination and transition to a public entity.

About Silexion Therapeutics
Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company developing innovative RNA interference (RNAi) therapies to treat solid tumors driven by KRAS mutations, the most common oncogenic driver in human cancers. The company's first-generation product, LODER™, has shown promising results in a Phase 2 clinical trial for non-resectable pancreatic cancer. Silexion is also advancing its next-generation siRNA candidate, SIL204, designed to target a broader range of KRAS mutations and showing significant potential in preclinical studies. The company remains committed to pushing the boundaries of therapeutic innovation in oncology, with a focus on improving outcomes for patients with difficult-to-treat cancers. For more information please visit: https://silexion.com

Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding Silexion’s business strategy and ongoing studies are forward-looking statements. These forward-looking statements are generally identified by terminology such as "may", "should", "could", "might", "plan", "possible", "project", "strive", "budget", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (i) Silexion’s ability to successfully complete preclinical studies and initiate clinical trials; (ii) Silexion’s strategy, future operations, financial position, projected costs, prospects, and plans; (iii) the impact of the regulatory environment and compliance complexities; (iv) expectations regarding future partnerships or other relationships with third parties; (v) Silexion’s future capital requirements and sources and uses of cash, including its ability to obtain additional capital, which are reflected in the substantial doubt expressed by its independent accountants regarding its ability to continue as a going concern in their report on Silexion’s 2024 financial statements; and (vi) other risks and uncertainties set forth in the documents filed or to be filed by the company with the SEC, including Silexion’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 18, 2025. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

SILEXION THERAPEUTICS CORP

CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share data)

	December 31
	2024	2023
Assets
CURRENT ASSETS:
Cash and cash equivalents	$1,187	$4,595
Restricted cash	35	25
Prepaid expenses	966	335
Other current assets	62	24
TOTAL CURRENT ASSETS	2,250	4,979

NON-CURRENT ASSETS:
Restricted cash	48	25
Long-term deposit	5	5
Property and equipment, net	30	49
Operating lease right-of-use asset	530	198
TOTAL NON-CURRENT ASSETS	613	277
TOTAL ASSETS	$2,863	$5,256

	December 31
	2024	2023
Liabilities and redeemable convertible preferred shares, net of capital deficiency
CURRENT LIABILITIES:
Trade payables	$929	$319
Current maturities of operating lease liability	158	112
Warrants to preferred shares (including $0 and $186 due to related party, as of December 31, 2024 and December 31, 2023, respectively)	-	200
Employee related obligations	642	207
Accrued expenses and other accounts payable	788	1,358
Private warrants to purchase ordinary shares (including $1 and $0 due to related party, as of December 31, 2024 and December 31, 2023, respectively)	2	-
Underwriters Promissory Note	1,004	-
TOTAL CURRENT LIABILITIES	3,523	2,196

NON-CURRENT LIABILITIES:
Long-term operating lease liability	368	59
Related Party Promissory Note	2,961	-
TOTAL NON-CURRENT LIABILITIES	$3,329	$59
TOTAL LIABILITIES	$6,852	$2,255

COMMITMENTS AND CONTINGENT LIABILITIES
REDEEMABLE CONVERTIBLE PREFERRED SHARES AND NON-CONTROLLING INTERESTS:
Convertible Series A Preferred Shares (NIS 0.09 par value, 0 and 56,667 shares authorized as of December 31, 2024 and 2023, 0 and 43,121 shares issued and outstanding as of December 31, 2024 and 2023);

Convertible Series A-1 Preferred Shares (NIS 0.09 par value per share, 0 and 13,334 shares authorized as of December 31, 2024 and 2023, 0 and 10,136 shares issued and outstanding as of December 31, 2024 and 2023);

Convertible Series A-2 Preferred Shares (NIS 0.09 par value per share, 0 and 22,223 shares authorized as of December 31, 2024 and 2023, 0 and 5,051 shares issued and outstanding as of December 31, 2024 and 2023);

Convertible Series A-3 Preferred Shares (NIS 0.09 par value per share, 0 and 8,889 shares authorized as of December 31, 2024 and 2023, 0 and 7,037 shares issued and outstanding as of December 31, 2024 and 2023);

Convertible Series A-4 Preferred Shares (NIS 0.09 par value per share 0 and 90,556 and shares authorized as of December 31, 2024 and 2023, respectively 0 and 2,413** shares issued and outstanding as of December 31, 2024 and 2023, respectively);

TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES	-	15,057
CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS	-	3,420
TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS	$-	$18,477
CAPITAL DEFICIENCY:
Ordinary shares ($0.0009 par value per share, 22,222,222 shares authorized as of December 31, 2024 and 2023; 1,848,711*** and 97,120 shares issued and outstanding as of December 31, 2024 and 2023, respectively)	2	*
Additional paid-in capital	39,263	11,335
Accumulated deficit	(43,254)	(26,811)
TOTAL CAPITAL DEFICIENCY	$(3,989)	$(15,476)
TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS, NET OF CAPITAL DEFICIENCY	$(3,989)	$3,001
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED SHARES AND NON-CONTROLLING INTEREST, NET OF CAPITAL DEFICIENCY	$2,863	$5,256

* Represents an amount less than $1
** Net of 13,458 treasury shares held by the Chinese Subsidiary as of December 31, 2023
*** Net of 421 treasury shares held by the Company as of December 31, 2024

All share amounts have been retroactively adjusted to reflect a 1-for-9 reverse share split

SILEXION THERAPEUTICS CORP

CONSOLIDATED STATEMENTS OF OPERATIONS
 (U.S. dollars in thousands, except share data)

	Year ended December 31
	2024	2023
OPERATING EXPENSES:
Research and development (including $1,796 and $69 from related party, for the year ended December 31, 2024 and December 31, 2023, respectively)	$5,815	$3,708
General and administrative (including $2,972 and $48 from related party, for the year ended December 31, 2024 and December 31, 2023, respectively)	6,756	973
TOTAL OPERATING EXPENSES	12,571	4,681
OPERATING LOSS	12,571	4,681
Financial expenses (income), net (including $(1,249) and $83 from related party, for the year ended December 31, 2024 and December 31, 2023, respectively)	3,938	395
LOSS BEFORE INCOME TAX	$16,509	$5,076
INCOME TAX	10	32
NET LOSS FOR THE YEAR	$16,519	$5,108

Attributable to:
Equity holders of the Company	16,443	4,942
Non-controlling interests	76	166
	$16,519	$5,108

LOSS PER ORDINARY SHARE, BASIC AND DILUTED*	$26.36	$44.23

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE*:	623,846	111,726

* All share amounts have been retroactively adjusted to reflect a 1-for-9 reverse share split

For More Financial Information:
For a comprehensive understanding of the Company’s financial reports and related management’s discussion and analysis for applicable periods, please review the Company’s annual report on Form 10-K for the year ended December 31, 2024, available on the Company's EDGAR profile at https://www.sec.gov/edgar

Company Contact
Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

Capital Markets & IR Contact
Arx | Capital Markets Advisors
North American Equities Desk
silexion@arxadvisory.com